2024 Investor Day February 2024 d

Disclaimer Cautionary Note Regarding Forward-Looking Statements: These presentation materials contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, including, without limitation, estimates of and goals for future operating, financial and tax performance and results, as well as the expected execution and effect of our business strategies, including our growth strategies in new and existing centers, ongoing macroeconomic challenges, including an increased competitive labor market and inflation, our growth initiatives, including our M&A activity and de novo centers and our ability to integrate the same, and strategic collaborations. Forward-looking statements can often be identified by the use of terminology such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “project,” “intend,” “plan,” “opportunity,” “goal,” “target,” “aim,” “continue,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” and variations of such words and similar expressions. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated. Examples of forward-looking statements include, among others, statements we may make regarding our ability or expectations to increase the number of participants we serve, to grow enrollment and capacity within existing and new centers, to build additional de novo centers, to expand into new geographies, to execute on tuck-in acquisitions, to recruit new participants and directly contract with government payors, quarterly or annual guidance, our financial outlook, including future revenues and future earnings, expectation regarding legal proceedings or ongoing audits, reimbursement and regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions. For a detailed discussion of the risks and uncertainties that could affect our actual results, please refer to the risk factors identified in our periodic reports filed with the SEC, including, but not limited to our most recent Annual Report on Form 10-K, and Quarterly Report on Form 10-Q, as may be supplemented or amended. We do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward- looking statement after the date of this presentation, except as required by law. Non-GAAP Financial Measures: This presentation includes certain non-GAAP financial measures, including center-level contribution margin and all measures whose label includes the words “adjusted” or variations of such words and similar expressions, and we refer you to the Appendix to the presentation materials available on our investor relations website for reconciliations to the most directly comparable U.S. GAAP financial measures and related information. We believe the non-GAAP numbers included in these presentation materials are helpful to understand the company’s operating performance, but has limitations, and you should not consider non-GAAP numbers in isolation or as a substitute for analysis of the company’s financial measures determined in accordance with GAAP. These presentation materials, the Appendix hereto and the related management presentation are integrally related and are intended to be presented, considered and understood together. † We do not provide reconciliations for future projections of Adjusted EBITDA. The Company is unable to provide guidance for net income (loss) or a reconciliation of the Company’s Adjusted EBITDA guidance because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. The Company’s inability to do so is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities and other one-time or exceptional items. 2

Investor Day Agenda 3 1 Re-Introduction To InnovAge PATRICK BLAIR

Investment highlights With focus and execution, we believe InnovAge can deliver attractive top-line growth at a long-term sustainable margin Focus on a largely untapped and growing market enabling frail seniors to remain independent by fully integrating Medicare and Medicaid services Powerful unit economics and quality outcomes driven by controlling more of the healthcare dollar than any other value-based care model Most sophisticated national PACE platform with best-in-class provider AND payor capabilities Management bench with extensive senior care experience in compliance and performance-oriented cultures 4 Recent investments coupled with meaningful center capacity create significant embedded earnings with visibility into strong organic growth and considerable margin expansion

InnovAge at a glance

We are
A PACE organization which keeps people living independently as long as safely possible (nursing home avoidance)

We Deliver
Comprehensive, personalized, interdisciplinary care for high-cost, dual-eligible seniors

We Leverage
A center-based model that is the hub of care coordination and the provision of services through a standardized operating model

We Create
Value for participants, their families, government payors and providers

19
care centers (plus 3 under development)

6
states

~6,780
participants[1]

~2,100
employees[2]

~2.2M
addressable lives[3]

~$235B
addressable core market[4]

+13%
Revenue Growth (2QFY24 vs 2QFY23)

+360bps
CLCM margin improvement (1HFY24 vs 1HFY23)[5]

$725 - $775M
FY 2024E revenue

$12 - $18M
FY 2024E adj. EBITDA guidance

$10 - $12M
FY 2024E De novo losses

Note: FYE as of June 30.
1. As of December 31, 2023.
2. As of June 30, 2023.
3. Estimated PACE eligible population in the U.S. based on data from the U.S. Census Bureau from 2018, representing seniors who we believe are dually eligible for Medicare and Medicaid and meet the nursing home eligibility criteria for PACE.
4. Based on our estimated market of 2.2 million PACE eligible participants in the U.S. in 2022.
5. Reflects improvement from 13.0% in 1HFY23 to 16.6% in 1HFY24. Consolidated Center-Level Contribution Margin is a non-GAAP measure. See Appendix for a reconciliation to the most directly comparable U.S. GAAP measure.

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InnovAge Life on Your Terms

InnovAge delivers value to all stakeholders 6 Savings to Medicare and Medicaid Capitated payment aligns incentives and provides fiscal certainty Provides comprehensive solution to underserved aging population Ability to live independently in their homes and communities Seamless integration of Medicare and Medicaid benefits Improved health outcomes Reduced caregiver burden Peace of mind Increased job satisfaction – more time with patients Concierge care model Focus on improving the lives of their patients Government Partners FamiliesProvidersParticipants

Our model of care drives superior health outcomes and lower healthcare costs

90%
Independent Living
Participants remain in the community[1]

47
Patient Satisfaction
Net Promoter Score[2]

12%
Lower Costs
Lower cost to Medicaid[3]

73%
High Engagement
Reduction in low-to-medium severity ER visits[4]

5.5%
Appropriate Utilization
Inpatient Admits[5]

10.3
Risk Prevention
Falls per 100 participants[6]

1. As of December 31, 2023.
2. NPS defined as rating of who would recommend InnovAge to a friend. Average NPS of Heath Plans is 27 per Satmetrix NICE 2021 industry report.
3. As reported by the National PACE Association (NPA), PACE by the Numbers, January 2024. Based on an analysis by the NPA, 2021 of PACE Upper Payment Limits and Capitation Rates.
4. Average low- to medium-severity emergency department visits and hospital admissions relative to a comparable Medicare fee-for-service population with similar risk scores based on most recently available data from 2018. Based on InnovAge estimates as of June 30, 2022.
5. Defined as total inpatient admissions to total member months for the 12-months ending June 30, 2023.
6. InnovAge data as of December 31, 2023.

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innovAge Life on Your Terms

InnovAge is a PACE market leader in a large, growing senior market

Addressable Market



Annual U.S. Healthcare Spend ~$4.3tn[1]
Government Healthcare Spend $1.5tn+[2]
Duals Spend ~$500bn[3]
PACE TAM $235bn+[4]
Current PACE enrollment: ~72k[5]
(~3% penetration across 32 states)

~62.5 Million[2] Medicare Eligible

~12.8 Million[3] Dual Eligible

~2.2 Million[4] PACE Eligible

PACE Enrollment (000s)[6]



CAGR: 20%+
200
CAGR: 9%
70
35
2015
2023
2028

Projected growth acceleration driven by increased PACE awareness, growing support for capitated models, and geographic expansion

Note: TAM represents total addressable market.
1. CMS Office of the Actuary, National Health Expenditures in the U.S. in 2021.
2. CMS Office of the Actuary, represents Medicare Eligibles and Medicare and Medicaid spending as of 2021.
3. Based on January 2024 MACPAC Dually Eligible Data Book for calendar year 2021.
4. InnovAge estimate in 2022 based on data from the U.S. Census Bureau from 2018.
5. National Pace Association (NPA) PACE In the States, December 2023.
6. 2028E represents national target per NPA presentation as of November 2023.

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Market landscape for PACE is evolving

Historical Barriers

- Regulatory structure only allowed not-for-profit entities (changed in 2015)
- Largely comprised of single-center, single-market not-for-profit providers less oriented to geographic expansion
- Capital intensity created barriers to new PACE program growth
- Regulatory agencies focused on the launch of larger programs (e.g. Medicare Advantage, Medicaid Managed Long-Term Care Services, ACO, Exchanges)
- PACE programs can only enroll individuals on the first of the month (and CMS only accepts applications once per quarter)[1]

Market Evolution

- Emergence of for-profit entrants with the capital to execute on multi-faceted growth strategy
- Demographics continue to support market growth
- Ongoing shift to care being delivered at lower cost in ambulatory settings and in the home
- COVID-19 put spotlight on the advantages of PACE and the risks of nursing homes
- Regulatory stakeholders more open to remove barriers for enrollment and expansion

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1. Applies to both new PACE programs and service area expansions.

innovAge Life on Your Terms

PACE is positioned towards the end of the healthcare continuum 1. As reported by the National PACE Association (NPA), PACE by the Numbers, January 2024. Younger, healthier, individual with Commercial Insurance (or uninsured) Becomes Medicare eligible due to age (65+) or disability (<65) Becomes Medicaid eligible due to income and/or disability Becomes eligible for Medicaid home and community- based services due to activities of daily living assistance (e.g., requires assistance with 1-2 ADLs) Becomes nursing home eligible due to increased ADL needs (e.g., requires help with 2-4 ADLs as determined by state) Becomes PACE participant to remain independent (Avg Age: 761) 10

The PACE model offers the most comprehensive healthcare benefits 11 Original Medicare Medicare Advantage Medicaid Long-Term Services & Supports PACE Physician Care Hospital Care Pharmacy Supplemental Benefits (e.g., Vision, Dental) Home Health (Skilled) Transportation1 Home Care (Unskilled) Adult Day Services Assisted Living (when required) Nursing Facility (when required) 1. Frequently offered as a supplemental benefit through Medicare Advantage.

InnovAge competes effectively against other models and provides access to a large addressable market

Participant health insurance prior to joining InnovAge

Prior Medicaid Coverage \ Prior Medicare Coverage	Medicare Advantage (MA)	Original Medicare (FFS)	No Medicare[1]
Managed Long-Term Care	13%	5%	2%
Medicaid Fee For Service (FFS)	4%	17%	3%
No Medicaid	25%	22%	8%

Why We Win

1. **Individuals coming from an MA plan**
   More expansive benefit package and integrated care team
2. **Individuals coming from FFS**
   Coordinated and fully integrated system of care
3. **Individuals without Medicaid**
   PACE assists individuals with applying for Medicaid benefits

Note: Sample size of 581 InnovAge survey respondents taken in in Q4 FY2023. Does not sum to 100% due to rounding.
1. Represents Medicaid only portion of population which includes under 65 population who qualify for Medicaid based on ADL support requirement, a disability, or immigration status.

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In the last 2 years, we have built a best-in-class PACE management team



Patrick Blair
President & CEO*
2 years at InnovAge; 20+ years in industry

Prior Work Experience: Amerigroup, BAYADA, Anthem, Deloitte.

								
Ben Adams	**Chris Bent**	**Richard Feifer, MD, MPH, FACP**	**Nicole D'Amato**	**Dustin Lee**	**Cara Babachicos**	**Rob Borella**	**Matt Huray**	**Olivia Patton**
Chief Financial Officer*	Chief Operations Officer*	Chief Medical Officer*	Chief Legal Officer & Corporate Secretary*	Chief People Officer	Chief Information Officer	Chief Sales & Marketing Officer	Chief Strategy & Corp. Dev. Officer	Chief Compliance Officer
Joined InnovAge in 2023; 30+ years in industry	Joined InnovAge in 2023; 30+ years in industry	Joined InnovAge in 2022; 25+ years in industry	Joined InnovAge in 2021	Joined InnovAge in 2022	Joined InnovAge in 2022; 25+ years in industry	Joined InnovAge in 2022	Joined InnovAge in 2022; 15+ years in industry	Joined InnovAge in 2021; 10+ years in industry
Prior Work Experience								
Kepro, RxSense	Allina Health, Prime Therapeutics, Partners HealthCare	aetna, Genesis, medco, Harvard Pilgrim Health Care	DIAGEO, MacAndrews & Forbes, Samsonite, Ropes & Gray	Accolade, 2nd.MD, noble energy	Mass General Brigham, Partners HealthCare, South Shore Health	Brookdale Senior Living, giant eagle pharmacy, HCTEC	Bank of America Merrill Lynch, Humana	UnitedHealth Group, Verus Healthcare

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* Denotes Section 16 officer.

We are supported by a world-class Board of Directors James Carlson Chairman Joined board in 2022 Richard Zoretic Board Member Joined board in 2021 Marilyn Tavenner Board Member Joined board in 2021 Patty Fontneau Board Member Joined board in 2023 Jeb Bush Board Member Joined board in 2021 Teresa Sparks Board Member Joined board in 2023 Ted Kennedy, Jr. Board Member Joined board in 2021 Andy Cavanna Board Member Joined board in 2020 Tom Scully Board Member Joined board in 2016 Relevant Experience 14

Transformation Scalable Growth & Margin Recapture • Standardized operations, quality, and compliance processes • Rebuilt executive leadership team • Implemented culture of compliance and accountability • Developed foundational “payor capabilities” to optimize quality, compliance, revenue, and medical costs • Co-developed first PACE-specific instance of Epic EMR • Strengthened and expanded regulator / stakeholder relationships • Enrollment playbook to drive consistent growth with long-term visibility • Scalable technology, processes, and operating model support rapid scaling • Best-in-class “payor equivalent” capabilities to address unnecessary utilization and emerging cost trends • Pipeline of de novo centers under development to create long-term embedded earnings • M&A execution and integration expertise to further supplement velocity of growth, responsibly • Center capacity to support higher marginal profitability in near-term 2024+ 2024+2022-2023 Internal transformation has created a stronger foundation from which to grow responsibly and profitably 15

Investor Day Agenda 16 2 Operating Platform DR. RICH FEIFER

InnovAge serves a more complex population than traditional value-based primary care providers

Traditional Value-Based Primary Care Provider[1]

Average Age:
65–70 years

1+
chronic condition

6+
average number of medications

Some participants dually eligible for Medicare and Medicaid

VS

innovAge
Life on Your Terms

Average Age:
76 years[2]

>10
chronic conditions[2]

12
average number of medications[3]

91% of participants are dually eligible for Medicare and Medicaid[3]

Differentiators

- Higher acuity
- More chronic conditions
- Higher touch model required to manage care effectively
- Require homecare to remain independent
- Direct relationship with consumer (i.e., not sub-capitated from payors)
- Higher healthcare costs result in meaningfully higher revenue PMPM

1. Traditional VBC data based on publicly-available documents of InnovAge peer.
2. Based on InnovAge participant data for the 12-months ended September 30, 2023.
3. Based on InnovAge participant data for the 12-months ended June 30, 2023.

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innovAge
Life on Your Terms

InnovAge is unique in that it operates at the intersection of being a provider and a payor (“payvider”) 18 Provider Capabilities Fully integrated, comprehensive care delivered by an interdisciplinary care team Payor Capabilities At full risk for all Medicare and Medicaid services, including supportive housing Competencies Provider • Personalized plans of care • Integrated physical, behavioral, social needs • High levels of family engagement • Physical center as care coordination hub • More time spent with participants • PCP plus 10 other disciplines on care team • Better access and higher frequency of engagement • Home care, scheduling, transportation Payor • Government relations • Rate advocacy / actuarial • Sales & Marketing (field and digital) • Risk-score accuracy • Site of care management • Pharmacy integration • Provider network management and unit costs • Claims payment integrity

Centers are purpose built to effectively manage our population

Centers Serve as Care Coordination Hub

- Primary medical care
- Nursing care
- Dental services
- Personal care
- Mental health services
- Physical, occupational and speech therapy services
- Dedicated day-rooms plus dining spaces or recreation and socialization
- Exercise and wellness space
- Durable medical equipment
- Medications

Services provided externally

- Inpatient & ER
- Specialist care
- Labs and Imaging
- Supportive housing (when necessary)

Average Specifications

~28K
Average square feet per center[1]

~16.3K
Participant capacity in existing centers (~2.4x current census)[2]

~750
Average participant capacity per center[1]

4
Average visits per participant per month[3]





19

1. Based on all InnovAge centers (operational and under development).
2. Based on census as of December 31, 2023. Capacity includes 19 centers and 3 under development.
3. Based on InnovAge data for the 12-months ended June 30, 2023

We have invested in our people, processes, and tools to deliver a better experience for our participants, employees, and government partners

- Hired 350+ center-level staff (net) over last 2 years including 66 new center leaders
- Created Triad Leadership Model to drive operating results and accountability
- Implemented Five Pillar performance management framework (people, service, quality, growth, financials) and KPIs
- Created "OneInnovAge" way for key operational processes (IDT, scheduling, orders, transportation, documentation, home care, wound care)
- Significant technology investments to drive standardization (e.g., Epic, ERP, transportation, telephony, CRM)

Impact

Investments made in the last 2+ years are driving sustainable improvement in Participant and Employee experience across all centers

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We use a "Five Pillar" performance framework to drive accountability for results at all levels of the organization

	People	Service	Quality	Growth	Financials
Pillar Overview	We have a robust talent engine to attract, engage, retain, develop, and recognize caring people with an owners' mindset	Highly-engaged employees with clarity of the vision which leads to higher participant satisfaction, which leads to higher job satisfaction	In turn, increased job satisfaction leads to increased staff retention, higher quality care, and compliance excellence	Motivated employees and satisfied participants enable us to further distinguish the value of the InnovAge platform which drives census growth	Great people deliver great service and quality which leads to growth and strong financial performance
Pillar Metric	Employee Engagement	Net Promoter Score (NPS)	Quality and Compliance Composite Scores	Enrollment Growth	Adj. EBITDA
YTD 2QFY24 Results	77%	47	4.4	Current census: 6,780[1]	$10M Adj. EBITDA YTD[1]
FY24 Targets	75%	35	4 Stars (out of 5) proprietary composite[2]	Census: 6,800-7,400	$12-18M Adj. EBITDA[3]

1. As of December 31, 2023. Adjusted EBITDA is a non-GAAP measure. See Appendix at the end of this presentation for a reconciliation to the most directly comparable U.S. GAAP measure.
2. Propriety composite represents equal weighting of falls, advance directives, St. Louis University Mental Status Examination (SLUMS), flu vaccine, and inpatient rates.
3. Adjusted EBITDA is a non-GAAP measure †

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We use a Triad Leadership Model to deliver strong operational and clinical performance Enhanced communication Leadership model encourages collaboration through shared Five Pillar Goals Better and faster decision making Each discipline’s voice is heard and valued enabling transparency and diverse perspectives Improved participant care Ensures strong focus on clinical, operational and compliance excellence to deliver high quality care Greater efficiency and cost savings Team-based approach enables greater operational effectiveness and reduced medical costs 22 Triad Model BenefitsTriad Leadership Model Medical Director Center Director Nursing Director People Service Quality Growth Financials

The Triad Leadership Model is in place at each level of the organization and supported by robust enterprise solutions



National Triad
West Region Triad
East Region Triad
Center Level Triads
n=10
Center Level Triads
n=9
Compliance
IT
Legal
HR
Finance
Sales & Marketing
Strategy & Corporate Development

Purpose-Built Structure

Leadership at center level driven by Triad model which is replicated at regional and national levels

- Center director owns the P&L
- Medical Director owns overall clinical care
- Nursing Director owns condition management and care coordination

Enterprise functions support each center in pursuit of high quality, compliance, and financial performance

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Note: Center level count above does not include 3 centers under development.

Clinical Analytics Physician Orders & Documentation Data Sharing Compliance Notifications Transportation and Logistics Medication Management and Delivery Risk Score Capture and Management Participant Scheduling Single source of truth for care coordination Why it Matters • Built first PACE-specific EMR partnering with Epic • Best Practice guidelines built into clinical workflow • Real time documentation sharing • One record for all of participants shared across all centers • Population Health tools and other analytics to manage care • Advanced integration with complementary services • AI capabilities to automate previously manual tasks • Patient engagement application (MyChart) to stay connected outside of center We run our business on a single Electronic Health System (Epic) 24 Note: Crenshaw center EMR conversion in process.

VIDEO PLACEHOLDER

Investor Day Agenda 26 3 Clinical Model and Results DR. RICH FEIFER

We serve a frail, highly complex population

Who We Serve

Average Risk Adjustment Factor

2.42 innovAge[1]

1.08 Medicare Average[2]

Average Participant Statistics

>10 Number of Chronic Conditions[3]

12 Number of Medications[4]

2+ Activities of daily living requiring assistance[5]

Common Chronic Conditions

- Diabetes with chronic complications
- Major depressive, bipolar and paranoid disorders
- Chronic obstructive pulmonary disease (COPD)
- Polyneuropathy
- Dementia
- Chronic kidney disease
- Congestive Heart Failure (CHF)
- Vascular disease
- Hypertension

Participant Interactions

- Average 4 visits to PACE center per month
- >10 IDT touchpoints on average per month
- Uncapped individualized therapy sessions
- ~10 InnovAge-provided transports per participant per month[4]

Participant Demographics[4]

Age (Years)



14% 55-64
33% 65-74
32% 75-84
21% 85+

Living Situation



58% Home
32% Assisted Living
10% Nursing Home

1. Based on InnovAge data as of December 31, 2023.
2. Based on analysis of individuals enrolled in Medicare Fee-for-Service non-dual enrollees, as calculated in an analysis by Avalere Health in June 2020.
3. Based on InnovAge participant data for the 12-months ended September 30, 2023.
4. Based on InnovAge participant data for the fiscal year ended June 30, 2023.
5. Based on InnovAge's most recently available data from the 2022 Modified Health Outcome Survey, on average, assistance with two or more Activities of Daily Living.

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We employ a more comprehensive care team than traditional primary care providers

	Traditional Primary Care[1]	InnovAge IDT
Primary Care Physician	✓	✓
Registered Nurse	✓	✓
Master's level Social Worker	X	✓
Center Manager	X	✓
Physical Therapist	X	✓
Recreational Therapist	X	✓
Occupational Therapist	X	✓
Dietician	X	✓
Home Care Coordinator	X	✓
Personal Care Attendant	X	✓
Driver	X	✓
Care delivered by employees as a % of revenue[2]	~5%	~30%

PACE model of care benefits

- Interdisciplinary care teams ("IDTs") serve as core care team (11 personnel) and coordinate all medical care and benefits through staff-model concierge practice
- Address each participant's medical, physical, social, and emotional needs through assessing each person as an individual, and not making coverage decisions with generic rules
- Create and refine custom care plans to help ensure participants receive optimal treatment
- Seek to mitigate challenges presented by participants' social determinants of health
- Meet daily to discuss center operations and plans for new participants

1. Traditional primary care providers may use these or other types on as needed basis but generally not employed and core to daily delivery model.
2. Represents InnovAge cost of care as % of revenue for the 6-months ended December 31, 2023. Traditional primary care spend per AAFP.org 2020 survey.

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InnovAge

Key roles of the interdisciplinary care team

	Select Roles	Role in IDT[1]
Medical	Primary Care Provider	Manages all aspects of medical care
	Registered Nurse	Monitors for evolving care needs, coordinates care, and supports chronic condition management
Care Support	Home Care Coordinator	Ensures in-home nursing and personal care needs are met
	Physical Therapist	Optimizes physical function and rehabilitation, improving quality of life and reducing falls
	Occupational Therapist	Identifies / addresses opportunities to increase participant independence and functional ability
	Recreational Therapist	Plans day center activities to encourage socialization and maintain mental acuity
	Master's-level Social Worker	Identifies and addresses psycho-social determinants of health
	Dietician	Ensures that participants' nutritional needs are met
	Personal Care Attendant	Assists with activities of daily living, in the home and in the day center
Operations	Center Director	Leads center operations, ensures overall participant satisfaction, care quality, and growth
	Driver	Helps participants to / from vehicles and transports to the day center and outside appointments

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1. Roles as defined by the National PACE association.

The InnovAge clinical care model is unique and comprehensive

100%
Patient Engagement[1]

<100
Target Panel Size (compares to 500+ for trad. VBC providers)

7 hrs
Average time PCP spends with a participant in their first month

3-7
PCP visits per day[2]

InnovAge Differentiators

- Integrated approach and execution
- Epic tech stack
- 24/7 Care (e.g. after-hours nursing)
- Monthly self-audit ("CMS-inside" approach)

PCP

- Drive all care decisions
- Concierge practice model
- 360-degree view of each participant
- Durable relationships with participants

On site care

- PT/OT/Speech
- Integrated BH
- Recreation
- Dental
- Nutrition
- Social Services

Enterprise Support

- Population health department
- Infection control specialists
- Best practices sharing through training / internal clinician community

Concierge Model

Our model aligns incentives for physicians to spend significant time with each participant and to optimize quality and the total cost of care

1. Defined as the percentage of participants with direct interaction and assessment by their primary care provider at least twice yearly.
2. Defined as the number of participant clinic visits per day worked by primary care providers in January 2024.

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innovAge Life on Your Terms

We’ve standardized each phase of the participant journey to ensure continuity of care Enrollment White glove enrollment model from initial assessment and eligibility to enrollment Care Delivery & Ongoing Support Care managers lead IDT-approved protocols for proactive care End of Life Care Support participant through palliative and end of life care (when required) Care Planning Customized care plan based on unique needs of the participant Coordinate Follow- Up Care IDT Re-evaluate and iterate Develop Care Plan Schedule Care Coordinate Transport Provide Care (in-center & outside specialists) Assessment Enrollment 31 Why It Matters Highly tailored and customized care plans keep each participant safe and independent for as long as safely possible

We rigorously track, measure, and act on clinical KPIs in every center, every month

Core Clinical Metrics

IP Utilization
Target 5.4%

ER Utilization
Target 7.0%

SNF Utilization
Target 1.9%

Quality Composite Score[1]
Target 4 out of 5 stars (based on proprietary composite)

ALF/NF Utilization
Target <33% & <10% respectively

SPOTLIGHT

Managing Key Risks

Falls
10.3 falls per 100-member months vs. NPA average of 12.3 falls per 100-member months[2]

Flu
InnovAge flu vaccination rate of 78%[3] vs. community baseline of 54% for adults 65+[4]

1. Proprietary composite represents InnovAge internal methodology. Composite scores are compiled quarterly. COVID vaccine data pending.
2. InnovAge participant data as of December 31, 2023. NPA benchmark as of December 2022, which is the latest available.
3. InnovAge participant data as of December 31, 2023.
4. From the Center for Disease Control, based on data as of March 2023, https://www.cdc.gov/flu/fluvaxview/dashboard/vaccination-coverage-adults-65-over.htm.

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We are building a portfolio of “payor capabilities” to improve quality, clinical standardization, and reduce medical cost trends 33 Claims Payment Integrity Provider Network Management Resource Management Risk Payment Accuracy Overview • Create and manage high value networks through standardized contracts • Ensure contracts reflect market- based unit cost pricing • Ensuring appropriate payment to external providers for billed procedures • Improving automation of processes to minimize manual intervention • Choosing optimal care settings for quality and value • Ensuring appropriateness of utilization of services • Accurately match the risk- based payments we receive with the acuity level of our participants Select Examples • Relationship management and service • Contract renegotiation (inpatient, outpatient, and ancillary services) • Clinical validation • Claims edits optimization • Inpatient utilization reduction (IP) • Emergency room (ER) avoidance • Chronic condition recapture rate • Prospective chart review • RAPS submission optimization Progress Towards Target Performance (compared to high performing health plans)

Investor Day Agenda Growth Strategy MATT HURAY & ROB BORELLA 4 34

M&A Augment organic initiatives through strategic M&A Extend PACE presence into new markets and new geographies via de novos New Center Drive census growth in existing centers through enrollment activities and strategic partnerships Existing Center 35 We are pursuing a multi-pronged growth strategy to drive attractive long-term growth

1,700 5,300 32% 2,800 3,850 73% 480 650 74% - 2,600 -% 700 1,800 39% 1,100 2,050 54% Note: Based on census as of December 31, 2023. Capacity includes 19 centers, plus 3 under development. Priority #1 remains responsible growth in existing markets We believe our meaningful investments over past 2+ years will enable us to grow overall census and revenue at a faster rate than cost growth 36 Existing and under development center capacity can support ~2.4x growth relative to our current census Near-Term Focus InnovAge Overall: CENSUS CAPACITY UTILIZATION % 6,780 16,250 ~42%

Significant embedded revenue opportunity within existing footprint 37 ~14,625 6,780 Current Future ~2.2x 22 centers3 90% utilization ~$108K / PMPY4 Census capacity within existing footprint Significant organic upside opportunity 1. As of December 31, 2023. 2. 90% utilization based on highest existing center utilization across portfolio. 3. Includes 3 centers under development. 4. Calculated based off total revenue for the year ended June 30, 2023. 1 42% utilization 90% utilization2 = ~$845M+ potential incremental Revenue x x

Seniors choose InnovAge for the comprehensive benefits, unique experience, and sense of community we create at each center



24/7 access to care
No out-of-pocket costs[1]
Care coordination across all settings
Dedicated social worker as advocate
PCPs have time to spend with participants
Transportation

Participant Testimonials

Our mother loved it here and we loved the care she was given. We knew when we got older, we wanted to be InnovAge participants, too, and here we are! The staff is tremendous. There is no other program we could have gone to that would have given us all these benefits and where we'd be so well taken care of.

The care [my mother] received has been phenomenal. Everything is done professionally and within a warm, caring atmosphere. It's a family here. And, I know our care model is critical to our success. All the departments work together, whether its transportation, physical therapy, behavioral health, and so on.

I took care of my mom, but I also needed to work full time. With InnovAge PACE's support I was able to continue to work full-time, and not worry about her being home alone. My mom loved it here. You walk into this center, people are smiling and they're handing out hugs like candy.

Net Promoter Score ("NPS") of 47

1. Dual eligible individuals have no out-of-pocket costs once enrolled in PACE.

38

Participant acquisition is supported by a robust set of capabilities Internal and external agency partners design on and offline campaigns to generate leads Resources deployed across the community to educate and build awareness for PACE and drive leads from referral organizations Receives leads from community outreach specialists and qualifies individuals for the program and prepares enrollment package for State application processing Enterprise Marketing Community Outreach Field Enrollment Receives inbound interest generated from online participant acquisition campaigns; performs pre-qualification and directs to field enrollment Inside Sales • Upgraded ~50% of sales reps with significant healthcare experience • Overhauled incentive & compensation program • Launched 3x/month sales training program • Improved data and analytics • Engaged top healthcare lead gen marketing firm • Built new inside sales call center team 39 Transformation

We source participants from a variety of referral channels

MULTI-MODAL MARKETING STRATEGY

- Targeted direct-to-consumer marketing
- Increased focus on digital channels
- Outreach to community partners and prospects
- Friends and family are key advocates
- Participant and community education

Gross Enrollments by Referral Channel[1]



6% Other
8% Independent Living
25% Digital / Advertising
11% Assisted Living
Awareness Partners² 4%
13% Care Providers / Service Providers
20% Friends and Family
13% Government Agency

1. External costs exists for digital / advertising and awareness partner channels. Other channels have internal costs only.
2. Awareness partners represent 3rd parties (e.g., brokers) who curate lists of potential eligible participants. Data as of December 31, 2023.

40

PACE enrollment involves both a physical and financial eligibility assessment

	ONGOING Lead Generation	~1 WEEK Lead Development	<1 WEEK Intake	1-8 WEEKS Assessment
Process	Prospect referred to InnovAge	Conducts initial assessment to pre-qualify referrals	Prospect is guided through more comprehensive eligibility assessment	Physical Assessment to confirm clinical eligibility Financial Assessment to ensure financial eligibility
				Physical and financial assessment simultaneously coordinated by enrollment representative
Responsible Parties	Enterprise marketing	Community Outreach representative Inside sales	Field enrollment	Field enrollment Registered nurse and IDT team State partners[1]

1. Collaborative effort between InnovAge and state (employed or contracted) to determine level of care assessment and financial suitability.

41

Continuous improvement in strength and velocity of enrollment funnel resulting in improved growth, cost effectiveness, and speed to impact We’ve made our sales engine more efficient and productive Sales Qualified Lead Growth Gross Enrollment Growth Sales Cycle2 Reduction 42 Note: Metrics provided in circles represent compound annual growth rates (CAGRs). 1. Defined as sales and marketing costs divided by gross enrollments. 2. Defined as time from initial engagement to enrollment. Participant Acquisition Cost1 2,995 5,323 6,000 FY22 FY23 FY24E +42% 14,261 14,634 9,898 FY22 FY23 FY24E -17% 1,689 1,332 2,400 FY22 FY23 FY24E +19% 114 92 75 FY22 FY23 FY24E -19%

Our new healthy independence campaign launched in late 2023 Since launching campaign in November 2023, lead growth is up 10% while cost per lead is down 28% 43

TV commercial https://vimeo.com/882302001/b85a4680df 44

Track record of growth from de novo expansion and acquisitions

	CO	CA	NM	VA	PA	FL
Market Dynamics	• Flagship market • Strong market share built over many years • Opportunity in new MSAs remain	• Leader in PACE adoption and support • Largest number of eligibles • Competition exists in territories	• Only PACE program operating in state • Relatively challenging rate environment	• Friendly regulatory environment • Significant runway for growth in existing centers	• Highly competitive market for long-term care services • Majority of eligibles reside in Philadelphia market	• Large number of PACE eligibles • State is highly supportive of advancing and growing PACE model
De novo centers (year opened)	• Lakewood ('03) • Aurora ('03) • Pueblo ('10) • Thornton ('11) • Denver ('14) • Loveland ('15)	• San Bernardino ('14) • Sacramento ('20) • Downey (TBD)[1]			• Henry ('19) • Pennypack ('20)	• Tampa ('24) • Orlando ('24E)[1]
Acquired centers (year acquired)		• Crenshaw ('23) • Bakersfield (TBD)[1]	• Albuquerque ('07)	• Roanoke ('17) • Richmond / Newport News ('18) • Charlottesville ('18)	• Allegheny ('18) • St. Bart ('18)	

1. Under development

45

Relative cost of care and labor inform optimal size of center Assessment of PACE supportiveness overall, for expansion, and especially in areas of unmet need Understanding existing plans and relative integration Service area size and relative density provide visibility to growth Ensuring appropriate Medical dual rates in PACE Understanding provider consolidation as it relates to network rates and adequacy Real estate availability, relative cost, and lease environment in target neighborhoods inform site selection and build vs buy We utilize a very disciplined approach to evaluate new markets 46 PACE Political Climate Real Estate Existing DUALS Programs Labor / Supply Costs Potential PACE Eligibles Medicaid Rates Provider Landscape Each driver underpins evaluation of unit economics and ROI for the center Pro Forma Model Thorough evaluation of local market incumbents as strategic accelerant Partnerships

($5) $0 $5 $10 $15 $20 0 1 2 3 4 5 6 De novo maturity curve Center Level Contribution Margin ($M) De Novo Growth Model (Tampa) 47 Margin growth continues to year 5 Adj. EBITDA margin breakeven ~24–36 months CLCM margin breakeven ~18 months Selected Highlights Upfront Capex ~$12.5M Estimated Time to CLCM Breakeven ~18 months Census Capacity (at Maturity) ~1,300 Target Center-level Contribution (Mature) ~$20M Years

innovAge

CASE STUDY

Driving Adoption of PACE in California

Market History

- 2014: InnovAge opens first center in San Bernardino county
- 2016-2019: PACE Modernization Act changes CA's rate-setting methodology and accelerates PACE enrollment
- 2020: Expands San Bernardino center and opens new facility in Sacramento
- 2021-23: Legislation passes requiring PACE to be presented as an option to Medi-Cal beneficiaries
- 2023-24: Acquired 2 new centers Crenshaw and Bakersfield in Southern California market[1]

What's Driving PACE Adoption in California?

- Proven ability to save costs
- Government support given demonstrated track record
- Size / growth of overall frail senior market
- Long history of risk-based models

San Bernardino Market Demographics[2]

~95k Dual-Eligibles	~13k PACE-Eligibles
~2k PACE Enrollment	~5k Nursing Beds

InnovAge Participants (San Bernardino)


Opened in 2014
Expanded facility in 2020
+36% CAGR
85
240
303
458
609
843
991
1,129
1,310
1,433
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
Market Penetration[3]
~2%
~7%
~11%

CA Expansion Post San Bernardino

- Opened Sacramento in 2020
- Acquired two PACE centers (one operational) in Dec. 2023
- Downey de novo under development

1. Bakersfield remains under development.
2. Demographic data reflects estimates for San Bernardino county from Claritas Pop Facts 2018, US Census Bureau, American Community Survey (ACS 16 5yr, C18106 & 18107).
3. Measured as InnovAge census as a % of PACE-eligible duals in the InnovAge San Bernardino service area", not the entire metropolitan statistical area.

48

Dedicated team and standardized approach supports 'franchise model' for new center openings

Opening

~3-6 months Application Process

RFP or first come first serve process

- Beginning community stakeholder outreach to educate on PACE and InnovAge (pre-RFP)
- State application drives assurances from Medicaid agency followed by application to CMS

~1-3 months Site Selection (in parallel with application)

Location identification

- PACE eligible heatmaps, demographic information, and transportation patterns to determine street corner
- Lease vs buy analysis

~12+ months Construction / Build Out

Layout and functionality

- Size specific blueprints
- Customizations to meet unique needs of each community
- Trusted regional construction firm roster

~3-6 months State Readiness

"Day 1" Checklists

- Adapt and apply compliance policies to match state specific regulations
- Contracted provider network
- Onsite readiness review with State
- Final application submission to CMS

~3 months Hiring and Training

Hiring and training

- Triad leadership positions hired and trained first to set tone
- Sales and enrollment teams cultivate referral channels and build awareness
- Ramp up full IDT and training

~12 months Post Opening Support

Year 1 Execution Blueprint

- Clear definitions of success from Day 1 leveraging enterprise best practices
- Continuous optimization of IDT and in-center efficiencies
- Regional and enterprise 1x1 support



Corporate Dev.
RFP "Win" Team
Real Estate
Business Dev. Ops.
Center-level Staff
Enterprise Services
Sales & Marketing

49

PACE landscape remains highly fragmented for future consolidation WA 3 OR 2 CA 24 ND 1 WY 0 NM 1 OK 3 TX 3 NE 1 CO 5 KS 3 IA 2 WI 1 MI 14 OH 1IN 5 PA 19 NY 9 LA 2 AR 3 TN 1 VA 8 NC 11 SC 3 FL 6 MD 1 DE 2 NJ 6 RI 1 AL 1 MA 8 KY 3 AZ 0 NV 0 UT 0 ID 0 MT 0 MN 0 IL 0 MO 1 SD 0 MS 0 GA 0 WV 0 ME 0 NH 0 VT 0 CT 0 Source: “PACE in the States,” National PACE Association, December 2023. Centerlight Altamed Trinity Providence SeniorLIFE (Grane) San Diego PACE WelbeHealth On Lok PACE Innovative Integrated Health PACE of Southeast Michigan Fallon Health 112 others ~6.8K ~5.6K ~4.5K ~3.9K ~3.1K ~2.6K ~2.6K ~2.4K ~1.8K ~1.7K ~1.7K ~1.6K ~300 # of States 6 1 1 9 3 1 1 1 1 1 1 2 - - # of Centers 19 11 11 13 17 12 4 7 7 3 8 6 - - For-ProfitSelected PACE Organizations Not-for-Profit 50 156 PACE organizations nationally 374 centers 72k PACE enrollees AK 0 HI 0

Investor Day Agenda Financial Update BEN ADAMS 5 51

Key financial takeaways Significant number of operational enhancements have already been identified / implemented and are beginning to have an impact Clinical value, and other margin improvement initiatives are on track to realize targeted savings, but exact short-term timing remains less clear Our sequential financial performance improvement gives us confidence that our operational efforts are bearing fruit Significant embedded earnings opportunity driven by: • Accelerating responsible census growth • Leveraging fixed overhead costs • Utilizing excess center capacity • Increasing technology and data efficiencies • Continuing our commitment to high quality participant care 52 • Investments made across the enterprise are on track and yielding results • Margin improvement initiative target remain on track • We have a clear path for embedded earnings growth Why It Matters

Continued momentum post sanction release creates foundation for repeatable top line growth 53 6,460 6,310 6,400 6,580 6,780 2QFY23 3QFY23 4QFY23 1QFY24 2QFY24 $167.1 $172.5 $176.9 $182.5 $188.9 2QFY23 3QFY23 4QFY23 1QFY24 2QFY24 Total Revenue (at Quarter End)Census at Quarter End +13.0%+7.5%

Adjusted EBITDA is building momentum

Key Factors Driving Margin Improvement

Responsible census growth

- Higher marginal profitability on untapped center capacity
- Aligns participant mix with rate structure

Executing on Clinical Value Initiatives (CVIs)

- Improves quality of patient care, creates efficiency and partially offsets medical cost trend

Leverage fixed operating costs

- Approximately 20% of InnovAge cost of care and 75% corporate general and administrative costs are fixed

Improving rate accuracy

- Accurately capture risk score data to ensure appropriate payment

Implementing best-in-class data analytics

- Co-developed and implemented PACE-specific instance of Epic EMR

TTM Adjusted EBITDA and De Novo Losses ($M)[1]


Adjusted EBITDA
De Novo Losses
$(4.5)
$(2.6)
$(1.3)
$4.8
$14.5
$3.2
$3.0
$4.0
$4.8
$6.1
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24

54

1. Adjusted EBITDA is a non-GAAP measure. See Appendix at the end of this presentation for a reconciliation to the most directly comparable U.S. GAAP measure.

Our full-risk model enables us to capture a portion of the value we create

1 **Care provided by non-InnovAge providers**
- Inpatient care, housing (e.g., assisted living), outpatient care and pharmacy

2 **Care provided by InnovAge staff in our centers**
- Primary care, nursing, dental, home care, PT/OT, etc. provided by InnovAge staff (e.g., IDTs)
- Other center-level costs enabling care delivery (e.g., facility costs, transportation, supplies, etc.)

3 **20%+ target center-level contribution margin**

4 **Corporate, general and administrative costs are largely fixed**
- Include Executive, Legal, Finance, IT, etc.

Illustrative InnovAge Economics



Risk-Adjusted PMPM Payment for Participant Care
~$9,000 PMPM[1]
1
External Provider Costs
2
Cost of Care[2]
3
Center-Level Contribution Margin Target
20%+
4
Corporate, General and Administrative
Adj. EBITDA Margin Target
Adj. EBITDA Margin Target[3]
• 8-9%+ Intermediate-term
• 10%+ Long-term

55

1. Calculated based off total revenue for the year ended June 30, 2023.
2. Excludes D&A
3. Intermediate-term defined as 2-4 years and long-term defined as greater than 4 years. Time to achievement will be subject to rate of de novo openings and magnitude of operating losses and other factors.

Building blocks for intermediate-term Adjusted EBITDA margin target



Adjusted EBITDA Margin
8-9%+
External Provider Costs
52-54%
Cost of Care
28-30%
CLCM Ratio
16-20%+
Sales & Marketing
2-3%
Corporate General and Administrative
9-11%
innovAge
Life on Your Terms

External Provider Costs (~2/3 of medical costs)

- Generally increase with census, but we expect increases in PMPM costs to be offset partially through CVIs and other initiatives

Internal Cost of Care (~1/3 of medical costs)

- Approximately 80% of Cost of Care (e.g., salaries, wages, benefits, purchased services and supplies) are variable and are largely driven by census growth, center-level staffing targets, and trends in wage rates
- Approximately 20% of cost of care (e.g., administrators and InnovAge facility costs) are fixed and represent an embedded margin opportunity

Center-Level Contribution Margin (CLCM)

- Highest performing centers operate in the 20%-25%+ range

Sales & Marketing

- Cost are expected to generally grow at a lower rate compared to overall census growth

Corporate, General & Administrative

- Approximately 75% of expenses are fixed
  - Include corporate level costs (e.g., Executive, Finance, Legal, and IT)
  - Significant technology investments (e.g., Epic EMR and planned Oracle Fusion Cloud) increase efficiency

56

Significant proportion of centers at/or above target levels Improvement in census drives disproportionate contribution margin Clinical Value Initiatives starting to bend medical cost trend Target goal: 20%+ CLCM at every center in portfolio Unused capacity offers significant embedded CLCM opportunity 57 1. Based on the six months ended December 31, 2023. Cohort Analysis of CLCM Margin by Center1 Key Observations 20% 25% 14% 27% 4% 26% 6% 17% 7% 23% 16% 18% 16% 20% 9% 10% -5% 0% 5% 10% 15% 20% 25% 30% 35% 0% 20% 40% 60% 80% 100% (1)% 2Q FY24 17.8% CLCM CLCM % of Revenue (Bubbles Denote CLCM $) Current Occupancy %

InnovAge receives three monthly payments per participant from government partners

~$3k PMPM
Medicare Part C

+

~$1k PMPM
Medicare Part D

+

~$5k PMPM
Medicaid

=

~$9k PMPM
to manage total cost of care for each participant[1]

1. Calculated based off total revenue for the year ended June 30, 2023.

58

Uniqueness of the PACE rate setting process

Medicaid Rate Development

Covered services and rate setting process differ by state

Rates impacted by underlying living mix assumption (e.g., independent living vs supportive housing)

Rates are based on a discount to the Amount that Would Otherwise be Paid (AWOP)

Actual PACE experience may or may not be included in the rate development process

Medicare Rate Development

Utilizes CMS-HCC[1] v22 to calculate risk score

- CMS has indicated that PACE would continue to use v22 in CY25
- Medicare Advantage currently utilizes CMS-HCC v24

Rates are based on county-specific rates multiplied by risk score and frailty factor

PACE organizations are not currently subject to RADV[2] audits

Risk adjustment is done through RAPS[3]

- Medicare Advantage plans submit risk adjustment through EDS[3]. CMS is transitioning PACE to EDS, but timing is TBD

1. CMS-HCC, Centers for Medicare & Medicaid Services-Hierarchical Condition Categories.
2. RADV, Risk adjustment Data Validation.
3. RAPS, Risk Adjustment Processing System. EDS, Encounter Data System

59

Balance sheet and capital deployment 1. As of December 31, 2023. 60 Cash and Cash Equivalents Short Term Investments Revolving Credit Facility Total $54.1M $44.7M $96.9M $195.7M Capital Deployment Priorities 1 2 3 Invest in our business Continued investment in our PACE platform Expand via de novos Growth into new markets Enhance portfolio Targeted growth through partnerships and M&A Liquidity1 + + =

Re-confirmed fiscal 2024 guidance 61 1. We define Member Months as the total number of participants as of period end multiplied by the number of months within a year in which each participant was enrolled in our program. 2. Adjusted EBITDA is a non-GAAP measure †. 6.8K – 7.4K 79K - 83K $725M - $775M $12M - $18M $10M - $12M De Novo LossesCensus Member Months1 Total Revenue Adjusted EBITDA2

Investment highlights With focus and execution, we believe InnovAge can deliver attractive top-line growth at a long-term sustainable margin Focus on a largely untapped and growing market enabling frail seniors to remain independent by fully integrating Medicare and Medicaid services Powerful unit economics and quality outcomes driven by controlling more of the healthcare dollar than any other value-based care model Most sophisticated national PACE platform with best-in-class provider AND payor capabilities Management bench with extensive senior care experience in compliance and performance-oriented cultures 62 Recent investments coupled with meaningful center capacity create significant embedded earnings with visibility into strong organic growth and considerable margin expansion

Appendix

Non-GAAP Adjusted EBITDA ($ in thousands)

Adjusted EBITDA

For the 3 months ended

	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
Net income (loss)	$ (3,158)	$ (13,532)	$ (13,699)	$ (10,547)
Interest expense, net	709	596	603	223
Depreciation and amortization	3,850	3,489	3,433	3,662
Provision for income tax	-4,116	642	-3,470	-2,912
Stock-based compensation	845	1,153	1,300	1,212
Class action litigation[1]	246	116	-46	1,282
M&A diligence, transaction and integration[2]	693	231	286	336
Business optimization[3]	2,460	5,735	7,188	2,846
EMR transition[4]	402	928	590	1,944
Adjusted EBITDA	$ 1,931	$ (642)	$ (3,815)	$ (1,954)
Adjusted EBITDA Margin %	1.1%	(0.4)%	(2.2)%	(1.2)%

1. Reflects charges related to litigation by shareholders.
2. Reflects charges related to M&A transaction and integrations, and de novo center developments.
3. Reflects charges related to business optimization initiatives. Such charges relate to one-time investments in projects designed to enhance our technology and compliance systems and improve and support the efficiency and effectiveness of our operations. For the three months ended March 31, 2022 this includes (i) $0.6 million related to consultants and contractors performing audit and other related services at sanctioned centers, (ii) $0.1 million of charges related to government investigations, (iii) $0.8 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities, (iv) $0.5 million related to Epic readiness, and (v) $0.5 million related to other non-recurring projects aimed at reducing costs and improving efficiencies. For the three months ended June 30, 2022 this includes (i) $1.3 million related to consultants and contractors performing audit and other related services at sanctioned centers, (ii) $1.5 million of charges related to government investigations, (iii) $2.5 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities, and (iv) $0.4 million related to other non-recurring projects aimed at reducing costs and improving efficiencies. For the three months ended September 30, 2022 this includes (i) $0.7 million related to consultants and contractors performing audit and other related services at sanctioned centers, (ii) $1.6 million of charges related to government investigations, and (iii) $4.3 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities. For the three months ended December 31, 2022 this includes (i) $0.5 million related to consultants and contractors performing audit and other related services at sanctioned centers, (ii) $1.4 million of charges related to government investigations, (iii) $0.8 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities, and (iv) $0.1 million related to other non-recurring projects aimed at reducing costs and improving efficiencies.
4. Reflects non-recurring expenses relating to the implementation of a new electronic medical record ("EMR") vendor.

64

Non-GAAP Adjusted EBITDA ($ in thousands)

Adjusted EBITDA

	For the 3 months ended			
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023
Net income (loss)	$ (7,310)	$ (11,995)	$ (10,962)	$ (3,821)
Interest expense, net	405	291	661	935
Depreciation and amortization	3,992	4,332	4,269	4,290
Provision for income tax	(1,365)	506	226	93
Stock-based compensation	1,208	1,272	1,823	1,766
Litigation costs and settlement[1]	3,274	1,943	1,707	198
M&A diligence, transaction and integration[2]	146	682	409	284
Business optimization[3]	1,394	2,117	2,159	774
EMR transition[4]	2,045	1,568	1,934	1,370
Loss on minority equity interest[5]	-	-	-	1,882
Adjusted EBITDA	$ 3,789	$ 716	$ 2,226	$ 7,771
Adjusted EBITDA Margin %	2.2%	0.4%	1.2%	4.1%

1. For the 3-months ended March 31, 2023, and June 30, 2023, reflects a $1.2 million reserve for a wage and hour class action settlement and, for all periods, reflects charges/(credits) related to litigation by stockholders, litigation related to de novo center development, and civil investigative demands.
2. Reflects charges related to M&A transaction and integrations, and de novo center developments.
3. Reflects charges related to business optimization initiatives. Such charges related to one-time investments in projects designed to enhance our technology and compliance systems, improve and support the efficiency and effectiveness of our operations, and third-party support to address efforts to remediate deficiencies in audits. For the three months ended March 31, 2023 this includes (i) $0.3 million related to consultants and contractors performing audit and other related services at sanctioned centers, (ii) $0.2 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities, (iii) $0.6 million in the consolidation of the Germantown, Pennsylvania center, and (iv) $0.3 million related to other non-recurring projects aimed at reducing costs and improving efficiencies. For the three months ended June 30, 2023 includes (i) $0.3 million related to consultants and contractors performing audit and other related services at sanctioned centers, (ii) $0.4 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities, (iii) $1.1 million related to organizational restructure, and (iv) $0.3 million related to other non-recurring projects aimed at reducing costs and improving efficiencies. For the three months ended September 30, 2023, this includes (i) $1.8 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities and (ii) $0.4 million related to other non-recurring projects aimed at reducing costs and improving efficiencies. For the three months ended December 31, 2023, this includes (i) $0.3 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities (ii) $0.3 million of costs related to severance and other organizational costs and (iii) $0.2 million related to other non-recurring charges.
4. Reflects non-recurring expenses relating to the implementation of a new EMR vendor.
5. Reflects impairment charges related to our minority equity interest in Jetdoc, Inc.

65

innovAge

Non-GAAP Adjusted EBITDA ($ in thousands) 1. Reflects charges/(credits) related to litigation by stockholders, litigation related to de novo center development, and civil investigative demands. Reflects charges related to M&A transaction and integrations, and de novo center developments. Costs reflected consist of litigation costs considered one-time in nature and outside of the ordinary course of business based on the following considerations which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) complexity of the case, (iii) nature of the remedies sought, (iv) litigation posture of the Company, (v) counterparty involved, and (vi) the Company's overall litigation strategy. 2. Reflects charges related to M&A transaction and integrations, and de novo center developments. 3. Reflects charges related to business optimization initiatives. Such charges related to one-time investments in projects designed to enhance our technology and compliance systems, improve and support the efficiency and effectiveness of our operations, and third-party support to address efforts to remediate deficiencies in audits. For the six months ended December 31, 2023 this includes (i) $2.1 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities (ii) $0.3 million of costs related to severance and other organizational costs and (iii) $0.5 million related to charges for technology improvements, environmental, sustainability, and governance reporting, and other non-recurring charges. 4. Reflects non-recurring expenses relating to the implementation of a new EMR vendor. 5. Reflects impairment charges related to our minority equity interest in Jetdoc, Inc. For the 6 months ended December 31, 2023 Net loss $ (14,783) Interest expense, net 1,596 Depreciation and amortization 8,559 Provision for income tax 319 Stock-based compensation 3,589 Litigation costs and settlement1 1,905 M&A diligence, transaction and integration2 693 Business optimization3 2,933 EMR transition4 3,304 Loss on minority equity interest5 1,882 Adjusted EBITDA $ 9,997 Adjusted EBITDA Margin % 2.7% 66 Adjusted EBITDA

Non-GAAP Trailing 12-Month Adjusted EBITDA ($ in thousands)

Adjusted EBITDA

	For the 12 months ended				
	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023
Net income (loss)	(40,936)	(45,088)	(43,552)	(40,815)	(34,089)
Interest expense, net	2,131	1,827	1,522	1,580	2,292
Depreciation and amortization	14,434	14,576	15,419	16,255	16,883
Provision for income tax	(9,856)	(7,105)	(7,241)	(3,545)	(540)
Stock-based compensation	4,510	4,873	4,993	5,516	6,070
Class action litigation[1]	4,927	7,955	9,782	9,820	7,123
M&A diligence, transaction and integration[2]	1,231	684	1,134	1,336	1,520
Business optimization[3]	15,219	14,153	10,535	7,139	6,444
EMR transition[4]	3,865	5,508	6,147	7,491	6,917
Loss on minority equity interesst[5]	-	-	-	-	1,882
Adjusted EBITDA	(4,475)	(2,617)	(1,261)	4,777	14,502
Adjusted EBITDA Margin %	(0.7)%	(0.4)%	(0.2)%	0.7%	2.0%

1. Reflects charges/(credits) related to litigation by stockholders, litigation related to de novo center development, and civil investigative demands.
2. Reflects charges related to M&A transaction and integrations, and de novo center developments.
3. Reflects charges related to business optimization initiatives. Such charges related to one-time investments in projects designed to enhance our technology and compliance systems, improve and support the efficiency and effectiveness of our operations, and third-party support to address efforts to remediate deficiencies in audits. For the 12 months ended December 31, 2022 this includes (i) $2.8 million related to consultants and contractors performing audit and other related services at sanctioned centers, (ii) $1.6 million of charges related to government investigations, (iii) $8.1 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities, (iv) $2.7 million related to other non-recurring projects aimed at reducing costs and improving efficiencies. For the 12 months ended March 31, 2023 this includes (i) $2.4 million related to consultants and contractors performing audit and other related services at sanctioned centers, (ii) $1.5 million of charges related to government investigations, (iii) $7.8 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities, (iv) $1.9 million related to other non-recurring projects aimed at reducing costs and improving efficiencies, and (v)$0.6 million in the consolidation of the Germantown, Pennsylvania center. For the 12-months ended June 30, 2023 includes (i) $1.8 million related to consultants and contractors performing audit and other related services at sanctioned centers, (iii) $5.7 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities, (iii) $1.4 million related to other non-recurring projects aimed at reducing costs and improving efficiencies, (iv) $0.6 million in the consolidation of the Germantown, Pennsylvania center, and (v) $1.1 million related to organizational restructure. For the 12 months ended September 30, 2023, this includes (i) $2.9 million related to consultants and contractors performing audit and other related services at sanctioned centers, (iii) $1.4 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities and (iv) $1.2 million related to other non-recurring projects aimed at reducing costs and improving efficiencies, (v) $0.6 million in the consolidation of the Germantown, Pennsylvania center, and (vi) $1.1 million related to organizational restructure. For the 12 months ended December 31, 2023, this includes (i) $2.4 million related to consultants and contractors performing audit and other related services at sanctioned centers, (ii) $0.9 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities, (iii) $0.6 million in the consolidation of the Germantown, Pennsylvania center, (iv) $1.4 million related to organizational restructure, (v) $1.2 million related to other non-recurring projects aimed at reducing costs and improving efficiencies,
4. Reflects non-recurring expenses relating to the implementation of a new EMR vendor.
5. Reflects impairment charges related to our minority equity interest in Jetdoc, Inc.

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innovAge

Non-GAAP Center-Level Contribution Margin ($ in thousands)

Center-Level Contribution Margin

	For the 6 months ended December 31, 2022			For the 6 months ended December 31, 2023		
	PACE	All other[1]	Totals	PACE	All other(1)	Totals
Capitation revenue	$338,071	$ —	$338,071	$370,734	$-	$370,734
Other service revenue	176	427	603	153	495	648
Total revenues	338,247	427	338,674	370,887	495	371,382
External provider costs	189,744	—	189,744	200,322	-	200,322
Cost of care, excluding depreciation and amortization	104,595	338	104,933	109,267	303	109,570
Center-Level Contribution Margin	43,908	89	43,997	61,298	192	61,490
Overhead costs[2]	67,107	79	67,186	65,425	9	65,434
Depreciation and amortization	6,881	214	7,095	8,334	225	8,559
Interest expense, net	735	91	826	1,506	90	1,596
Other income	(480)	—	(480)	(1,517)	-	(1,517)
Other expense	—	—	—	1,882	-	1,882
Income (Loss) Before Income Taxes	$(30,335)	$(295)	$(30,630)	$(14,332)	$(132)	$(14,464)

1. Center-Level Contribution Margin from segments below the quantitative thresholds are primarily attributable to the Senior Housing operating segment of the Company. This segment has never met any of the quantitative thresholds for determining reportable segments.
2. Overhead consists of the Sales and marketing and Corporate, general and administrative financial statement line items.

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